UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2022 (April 21, 2022)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On April 21, 2022, Singlepoint Inc. (the “Company”) entered a Securities Purchase Agreement (the “Purchase Agreement”) with Cameron Bridge LLC, Target Capital LLC, and Walleye Opportunities Master Fund Ltd. (collectively the “Investors”), whereby the Investors purchased from the Company, and the Company issued, an aggregate principal amount of $4,885,354 of 15% original issue discount convertible promissory notes (each, a “Note” and collectively, the “Notes”), and (ii) warrants to purchase shares of Common Stock of the Company (each, a “Warrant” and collectively, the “Warrants”). Pursuant to the terms of the Purchase Agreement the Company (and or The Boston Solar Company LLC (“Boston Solar”) also entered into the following agreements (also collectively referred to as the “Transaction Documents”): Registration Rights Agreement, Assignment of LLC Membership Interest, Guarantor Security Agreement, Guaranty, and Pledge and Escrow Agreement.

Below is a summary description of the material terms of the Purchase Agreement (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Purchase Agreement).

In order to secure the full and timely payment and performance of all of the Company’s Obligations to the Investors under the Transaction Documents, the Company agreed to transfer, pledge, assign, and grant to the Investors a continuing lien and security interest in all right, title and interest of the Company’s 80.1% of the issued and outstanding Membership Interests of Boston Solar. Boston Solar guaranteed the obligations of the Company under the Notes and granted the Investors a security interest in and pledged its assets as collateral for the Notes, in the event of a default on the terms of the Notes.

The Company agreed that it will prepare and, as soon as practicable, but in no event later than the Filing Deadline (as defined below), file with the Commission a registration statement; registering for resale (a) at least the number of shares of Common Stock equal to 125% of the sum of the maximum number of shares of Common Stock issuable upon conversion of the Notes at the initial conversion price thereof, and (b) 100% of the Warrant Shares (the “Initial Required Registration Amount”). The Registration Statement filed hereunder shall be on Form S-1 in connection with the Liquidity Event. “Filing Deadline” means: (i) with respect to the Initial Registration Statement, the earlier of (a) the date that a Registration Statement is filed in connection with the Liquidity Event and (b) 180 days.

Each Note was designated as a 15% Convertible Promissory Note due the earlier of January 21, 2023 or upon the occurrence of the Liquidity Event. Upon an Event of Default, interest on the Notes immediately accrues thereafter at a rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured. The Company shall have the option to prepay the Notes at any time after the Original Issue Date prior to or on the Maturity Date at an amount equal to 120% of the Prepayment Amount. Upon or following the occurrence of a Liquidity Event or an Event of Default, at the option of the holder, the Notes are convertible into Conversion Shares. The number of Conversion Shares to be issued upon each conversion is determined by dividing the Conversion Amount by the applicable Conversion Price then in effect, if the holder does not exercise its option to convert this Note upon or following the occurrence of a Liquidity Event, the Company shall be required to pay the amounts owing thereunder on the Liquidity Date in cash, as required therein. The Company shall not affect any conversion of the Notes, and a holder shall not have the right to convert any portion of the Notes, to the extent that after giving effect to the conversion, the holder (together with the holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the holder’s Affiliates would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion thereof. The holder, upon notice to the Company, may increase or decrease such percentage, but in no event shall it exceed 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Note held by the holder.

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Upon the occurrence of a “Fundamental Transaction” as defined in the Notes, then, upon any subsequent conversion of the Notes, the holder has the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(c) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. The holder may in its sole discretion, in the event of a Fundamental Transaction and/or Change of Control of at least $10,000,000 which is not a public offering of the Company’s securities onto a national exchange, choose to have the Note repaid at 120% the principal amount due, plus accrued interest, rather than convert the Note. As long as any portion of the Note remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Notes shall have otherwise given prior written consent, the Company agreed that it shall not, and shall not permit any of it Subsidiaries to, directly or indirectly to take certain actions including but not limited to: other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness; Or amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder unless consented to by the Holder.

Upon the occurrence of an Event of Default: (i) the interest rate on the Notes immediately accrue at an interest rate equal to 18% per annum which shall be paid in cash monthly until the Default is cured; (ii) the amount owing hereunder shall be the Mandatory Default Amount; and (iii) beginning on the date that is one month following an Event of Default and until the Event of Default has been cured, if possible of being cured, the Company shall make monthly payments equal to no less than 20% of the top line revenue of the Company and each of its Subsidiaries, for the preceding month.

So long as the Notes are outstanding, upon any issuance by the Company or any of its subsidiaries of any new security, with any term that the holder believes is more favorable to the holder of such security or with a term in favor of the holder of such security that the Holder believes was not similarly provided to the holder of the Notes, then at Holder’s option, shall become a part of the Transaction Documents

Each Warrant allows the Investor to purchase, on or prior to April 21, 2025 up to 50% of the number of shares of Common Stock issuable under the Note or following an Event of Default, up to 75% of the number of shares of Common Stock issuable under the Note (as subject to adjustment hereunder, the “Warrant Shares”). For purposes of calculating the number of Warrant Shares issuable, the number of shares of Common Stock issuable under the Note shall be deemed to equal (x) 100% of the original principal amount plus any actual unpaid accrued interest on the Note on the date of such calculation divided by (y) the Conversion Price. The exercise price per share is equal to 1.25 multiplied by the Conversion Price (as defined in the Note) (representing a 125% of the Conversion Price), subject to adjustment and if no Liquidity Event shall have occurred by the Maturity Date of the Notes, $0.05 (the “Exercise Price”). Commencing on the six (6) month anniversary if there is not then an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder, the Holder may, in its sole discretion, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of Warrant Shares determined according to a standard formula. The Warrants contain provisions for compensation and damages for certain defaults, as well as piggyback registration rights and adjustments upon certain corporate actions.

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If and whenever, at any time while the Warrant is outstanding, the Company issues or sells, announces any offer, sale, or other disposition of, or is deemed to have issued, sold or granted (or makes an announcement regarding the same), any shares of Common Stock and/or Common Stock Equivalents (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any securities issued or sold or deemed to have been issued or sold solely in connection with an Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, (1) the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price and (2) the number of Warrant Shares issuable shall be increased such that the aggregate Exercise Price payable, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (subject to adjustment).

The foregoing is subject to, and qualified in its entirety, by the Purchase Agreement attached hereto, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, the Company agreed to issue the Notes and Warrants to the Investors as set forth in Item 1.01 above, which is incorporated by reference. The foregoing was not registered under the Securities Act of 1933 and was made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933 set forth in Regulation D thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Form of Securities Purchase Agreement Dated as of April 21, 2022, including ancillary agreements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: April 27, 2022	By:	/s/ William Ralston
William Ralston
President

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